                      WOLVERINE TUBE, INC. AND SUBSIDIARIES
                     EXHIBIT 21--SUBSIDIARIES OF REGISTRANT

                                                        State or Other Jurisdiction
             Name                                           of Incorporation
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Small Tube Manufacturing Corporation                        Delaware

Tube Forming, LP                                            Delaware

Wolverine Europe (EURL)                                     France

Wolverine Europe Holdings, B.V.                             The Netherlands

Wolverine Finance Company, Inc.                             Tennessee

Wolverine Joining Technologies, Inc.                        Delaware

Wolverine Ratcliff, Inc.                                    Canada

Wolverine Scholte Metalen B.V.                              The Netherlands

Wolverine Tube, B.V.                                        The Netherlands

Wolverine Tube (Canada) Inc.                                Canada

Wolverine Tube (Shanghai) Co. Ltd.                          China

Wolverine Tube Asia, Ltd.                                   Hong Kong

Wolverine Tube International Limited                        Virgin Islands

Wolverine Tube Tubagem Portugal, LDA                        Portugal